                                                                    Exhibit 99.3

                        OFFICER'S COMPLIANCE CERTIFICATE


I, Andrew J. Cederoth, a duly authorized representative of Navistar Financial Corporation, the Servicer, certify:

1. I have reviewed the annual report and other reports containing distribution information for the period covered by the annual report;

2. The absence in these reports, to the best of my knowledge, of any untrue statement of material fact or omission of a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading;

3. The inclusion in these reports, to the best of my knowledge, of the financial information required to be provided to the trustee under the governing documents of the issuer; and

4. Compliance by the servicer with its servicing obligations and minimum servicing standards.

5.    That no default in performance of any obligations has occurred.




                                            By: /s/ ANDREW J. CEDEROTH
                                                    Andrew J. Cederoth
                                                    Vice President and Treasurer


                                                    January 31, 2005